UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2008

Date of Report (Date of Earliest Event Reported):

IRIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9172 Eton Avenue Chatsworth, CA 91311

(Address of Principal Executive Offices/Zip Code)

(818) 709-1244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02 – Results of Operation and Financial Condition.

On October 29, 2008, IRIS International, Inc. (the “Company”) issued a press release announcing its financial results for the nine-month period ended September 30, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company will host a conference call today at 4:30 p.m. Eastern time, 1:30 p.m. Pacific time. To participate, dial 1-888-244-2488 approximately 10 minutes before the conference call is scheduled to begin. Hold for the operator and reference the IRIS International conference call. International callers should dial 913-981-5533. The conference call may also be accessed by means of a live audio Web cast on the Company’s website at www.proiris.com, or at, http://www.vcall.com/IC/CEPage.asp?ID=126215, the web cast service provider. The conference audio cast will also be available for replay on both websites for 30 days from the date of the broadcast.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press release dated October 29, 2008 entitled “IRIS International Q3 and Nine-Month Revenues and Cash at Record Levels, Year to Date Net Income Increased by 16% on 10% Increase in Revenue Q4 and 2009 Records Expected”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: October 29, 2008	By:	/s/ César M. Garcia
César M. Garcia, President and Chief Executive Officer

Exhibit Number	Description

99.1	Press release dated October 29, 2008 entitled “IRIS International Q3 and Nine-Month Revenues and Cash at Record Levels, Year to Date Net Income Increased by 16% on 10% Increase in Revenue Q4 and 2009 Records Expected”